EXHIBIT 99.1

FOR IMMEDIATE RELEASE

AML COMMUNICATIONS RECEIVES $3.7 MILLION ORDER FOR INTEGRATED
ASSEMBLIES TO BE DEPLOYED IN AN UNMANNED AERIAL VEHICLE (UAV)
PROGRAM

  •   Products Carry Sole Source Status
•   Largest Order in Company History

CAMARILLO, Calif. – July 20, 2010 –AML Communications, Inc. (AMLJ.OB), a designer, manufacturer and marketer of microelectronic assemblies for the defense industry, today announced it has received a $3.7 million order for integrated microwave assemblies to be deployed in Unmanned Aerial Vehicles, also known as UAVs.

AML has developed the assemblies exclusively for this specific UAV program and is the sole source supplier. The assemblies have been previously delivered in production quantities. Delivery is planned to commence as soon as preparations for production are completed and is scheduled at a steady pace during the twelve months thereafter.
The customer, a first tier defense prime contractor has requested that the name of the program not be disclosed.

“The UAV market represents a growth opportunity for AML.  It remains the strategy of AML to identify, develop and deliver products for multi year programs. The UAV contract announced today is a part of this strategy,” said Jacob Inbar, AML’s President and CEO. “Going forward, products for a number of new programs are currently being developed or have been developed and are expected to enter the production phase.”
“Pentagon reports indicate that unmanned aircraft such as Predators, Global Hawks, Shadows and Ravens fill important military needs in Iraq and Afghanistan, and are forecasted to be an important part of our nation’s military strategy for the foreseeable future,” he continued. “The fact that AML was selected as a sole source provider under this order demonstrates our reputation for high performance and outstanding quality.”

About AML Communications
AML Communications is a designer, manufacturer, and marketer of microelectronic assemblies for the defense industry. Its key customers include Raytheon, Lockheed Martin, Northrop Grumman, L-3 Communications, BAE, and others. The Company’s extensive range of microwave products can be found in leading defense projects. For more information, visit www.amlj.com.

Forward-Looking Statements
This press release contains forward-looking statements made in reliance upon the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include, but are not limited to, the Company’s views on future profitability, commercial revenues, market growth, capital requirements, new product introductions, production readiness, and are generally identified by words such as “thinks,” “forecasts,” “anticipates,” “believes,” “estimates,” “expects,” “intends,” “plans,” “schedules,” and similar words. Forward-looking statements are not guarantees of future performance and are inherently subject to uncertainties and other factors which could cause actual results to differ materially from the forward-looking statements. These factors and uncertainties include: reductions or cancellations in orders from new or existing customers; success in the design of new products; the opportunity for future orders from domestic and international customers including, in particular defense customers; general economic conditions; the limited number of potential customers; variability in gross margins on new products; inability to deliver products as forecast; failure to acquire new customers; continued or new deterioration of business and economic conditions in the wireless communications industry; and intensely competitive industry conditions with increasing price competition. The Company refers interested persons to its most recent Annual Report on Form 10-K and its other SEC filings for a description of additional uncertainties and factors that may affect forward-looking statements. Forward-looking statements are based on information presently available to senior management, and the Company has not assumed any duty to update its forward-looking statements.

Contact:
AML Communications
Jacob Inbar, President and Chief Executive Officer
805-388-1345, Ext. 201